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                                   Exhibit 5.0




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                                  LAW OFFICES
                           THOMAS T. PROUSALIS, JR.
                                   SUITE 800
                        1919 PENNSYLVANIA AVENUE N.W.
                             WASHINGTON D.C. 20006
                                 (202) 296-9400

FEDERAL PRACTICE                                       FACSIMILE (202) 296-9403


                                 March 20, 1998



Board of Directors
CropKing, Incorporated
5050 Greenwich Road
Seville, Ohio 44273

     Re:  CropKing, Incorporated
          SB-2 Registration Statement, and related Prospectus

Gentlemen:

     As counsel to CropKing, Incorporated (""Registrant''), a Delaware corporation, in connection with the above-referenced SB-2 Registration Statement, and related Prospectus (""Registration Statement''), relating to the registration of 1,500,000 shares of common stock, $.01 par value per share, and 2,000,000 redeemable common stock purchase warrants, I have examined the Certificate of Incorporation and By-laws of the Registration, and such other materials as I have deemed relevant and material. Based on the foregoing, and certain representations of the officers, directors and representatives of the Registrant, it is the opinion of this office that:

     1. The Registrant has been duly organized and is validly existing and in good standing in the State of Delaware, the jurisdiction of its corporation.

     2. The aforementioned securities are delivered against payment in accordance with the Registration Statement, and related Prospectus, such securities will be validly authorized and issued, fully paid and nonassessable in accordance with the general requirements of corporation law.

     3. When, as and if the aforementioned securities are delivered against payment in accordance with the Registration Statement, and related Prospectus, such securities will be validly authorized and issued, fully paid and nonassessable in accordance with the general requirements of corporation law.

     I hereby consent to the use of the opinion of this office as Exhibit 5.0 to the Registration Statement of the Registrant, and further consent to the reference to its name in such Registration Statement, as amended, and related Prospectus.


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Board of Directors
March  , 1998
Page 2


                                       Very truly yours,



                                       /s/ Thomas T. Prousalis, Jr.
                                       ----------------------------
                                       Thomas T. Prousalis, Jr.



TTP:dl
cc: Grant Thornton LLP
    Securities and Exchange Commission
    The Nasdaq Stock Market, Inc.